Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	November 5, 2015
Butler National Announces Learjet 60 ADS-B Compliance STC

OLATHE, KANSAS, November 5, 2015, - Butler National Corporation (OTC Pink: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces that its subsidiary, Butler Avionics, Inc., has received a Federal Aviation Administration ("FAA") Supplemental Type Certificate ("STC") approval of the installation of its ADS-B(Out) avionics solution into the Learjet Model 60.

The FAA STC approval, STC Number ST02455SE, provides for a standalone ADS-B(Out) solution by retrofit of the two existing transponders with the Garmin GTX-3000 transponders and installation of the GDL 88 GPS/SBAS WAAS position source.

The U.S. ADS-B equipment mandate is set for January 1, 2020.  The Butler National ADS-B solution is now available.  The retrofit installs the Garmin GTX 3000 transponders, the GDL 88 GPS/WAAS position source and an optional Flight Stream 210.  The Lear 60 ADS-B installation generally takes seven to ten days.

Mr. Clark Stewart, President and Chief Executive Officer of Butler National Corporation commented, "A great feature with the Butler National ADS-B(Out) STC solution is the optional ADS-B(In) functionality.  The GDL-88 along with the Flight Stream 210 provide Bluetooth™ connectivity to portable electronic devices (i.e., iPads) that allow crew to obtain FIS-B flight information (i.e., uplink radar, weather) and ADS-B traffic (rebroadcast and from other ADS-B equipped aircraft)."

Mr. Stewart added: "Butler is pleased to offer this Lear 60 ADS-B(Out) Solution.  We have taken on the opportunity to allow Lear 60 operators compliance with the ADS-B(Out) requirements well in advance of the 2020 deadline.  We have received considerable operator interest in the solution and have scheduled installation slots into late 2016.  With our subsidiary, Avcon Industries, we offer the flexibility of combining aircraft maintenance, such as A or B inspections, along with the ADS-B retrofit.  Butler continues its efforts to be a 'go-to source' for legacy Learjet Solutions.  This ADS-B STC solution is one more example of the Butler commitment to the Learjet aircraft."

 Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
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